EXHIBIT 2.6

                                                      FORM OF EXCHANGE AGREEMENT

                                                               (DEBT FOR EQUITY)

                               EXCHANGE AGREEMENT

                  Exchange   Agreement,   dated  as  of  March  24,   2004  (the
"Agreement"), by and between Access Integrated Technologies, Inc., a Delaware corporation (the "Company"), and ______________ (the "Investor").

                  WHEREAS, the parties hereto are parties to a Note Purchase Agreement dated as of ___________ (the "Note Purchase Agreement"); and

                  WHEREAS, pursuant to the Note Purchase Agreement, the Company issued to the Investor a certain Subordinated Promissory Note dated as of ___________ (the "Note"); and

                  WHEREAS, the Investor and the Company have agreed to exchange the Note and any accrued and unpaid interest as of March 24, 2004 for fully paid and non-assessable shares of Class A Common Stock ("Common Stock") at the exchange rate one share of Common Stock of the Company for each $3.57 of Note principal and any accrued and unpaid interest (the "Exchange"), as more particularly described below; and

                  WHEREAS, the parties hereto desire to facilitate the Exchange as hereinafter provided.

                  NOW, THEREFORE, the parties hereto, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, agree as follows:

                  1.   EXCHANGE OF SUBORDINATED PROMISSORY NOTE.

                  1.1 EXCHANGE. Effective as of the date hereof, the Note held by Investor, together with any unpaid interest as of the date hereof, shall be exchanged for the aggregate number of shares of Common Stock set forth on the signature page hereof (as derived from the exchange rate of one share of Common Stock of the Company for each $3.57 of Note principal plus accrued and unpaid interest) ("Shares"), and the Company shall issue the Shares, which shall be fully paid and non-assessable shares of Common Stock. On or before the issuance of the Shares, Investor shall (A) (i) return the original Note to the Company or
(ii) notify the Company in writing that such original of the Note has been lost, stolen or destroyed, and Investor shall execute an agreement satisfactory to the Company to, among other things, indemnify the Company from any loss incurred by the Company in connection with such original of the Note, and (B) Investor and the Company shall execute and deliver the Registration Rights Agreement (hereinafter defined).

                  1.2 REGISTRATION RIGHTS; LOCK-UP. The Shares will have registration rights as provided in a registration rights agreement, a form of which is attached hereto as EXHIBIT A ("Registration Rights Agreement"). The Shares will also be subject to the lock-up provisions set forth in EXHIBIT B attached hereto.


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                  1.3  PRICE  PROTECTION. Each of the  shares  of  Common  Stock issued to Investor or which shall become Pricing Eligible Shares (as defined below) shall be subject to a one-time adjustment by the issuance of additional shares of Common Stock, on the applicable Pricing Date (as defined below) for such shares, if and to the extent that on such Pricing Date the Minimum Value (as defined below) shall exceed the Fair Market Value (as defined below). In such event, the Company shall issue a fraction of a share, which in no event shall exceed 0.20, of its Common Stock in respect of each Pricing Eligible Share equal to the Adjusted Share Number calculated as follows:

(Pricing Eligible Shares     (Pricing Eligible Shares
  X  Minimum Value)       -    X   Fair Market Value)   =  Adjusted Share Number
-----------------------------------------------------      ---------------------
                   Fair Market Value


                       a. For purposes of this Section 1.3, "FAIR MARKET VALUE", for any day means: the average closing price of the Common Stock for each day of the Applicable Period as reported by the American Stock Exchange.

                       b. "APPLICABLE PERIOD" means in respect of any of the Pricing Eligible Shares, the ninety (90) days immediately preceding the expiration of the Lock-Up Period (as defined in the Lock-up).

                       c. "PRICING ELIGIBLE SHARES" means, the number of Shares held by Investor on the Pricing Date (A) that may be sold free of the lock-up restrictions pursuant to the Lock-up hereof as a result of the expiration of the Lock-Up Period and (B) that are ither registered for resale under the Securities Act of 1933, as amended (the "Securities Act"), or are freely transferable (whether or not subject to the volume limitations of Rule 144(e)) pursuant to Rule 144 promulgated under the Securities Act; provided, however, that in no event shall the aggregate number of Pricing Eligible Shares exceed the number of Shares initially issued to Investor hereunder.

                       d. "MINIMUM VALUE" means $2.86.

                       e. "PRICING DATE" means, with respect to any of the Pricing Eligible Shares, the first trading day on which (i) such shares may be sold free from the Lock-Up Period and (ii) shares may be sold by the holder pursuant to Rule 144 promulgated pursuant to the Securities Act (whether or not subject to the volume limitation of Rule 144(e)) or an effective registration statement.

                  2.   REPRESENTATIONS AND WARRANTIES.

                  2.1  INVESTOR.   Investor represents   and   warrants  to  the
Company as follows:

                       a. Investor is an "accredited investor" as defined under Regulation D promulgated under the Securities Act, and is acquiring the Shares for its own account, for investment and not with a view to, or for sale in connection with, any distribution thereof. Investor has no present intention of distributing or reselling any of the Shares.

                       b. Investor, in making the decision to enter into this Agreement, has not relied upon any representations or warranties, express or implied, except for the representations and warranties expressly set forth in this Agreement; and Investor has been provided by the Company with such


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access to the books and  records and personnel  and other representatives of the
Company and to such other information as Investor has requested in order to make an informed decision as to the advisability of participating in the transactions contemplated hereby.

                       c. Investor has the authority and capacity to execute and deliver this Agreement and to perform his obligations hereunder.

                       d.   This   Agreement   and  the   consummation   of  the
transactions contemplated hereby have been duly executed and delivered by Investor and are the valid and binding obligation of Investor, enforceable against Investor in accordance with their terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws generally affecting the enforcement of creditors' rights, specific performance, injunctive or other equitable remedies.

                       e. The execution, delivery and performance of this Agreement by Investor and the consummation by Investor of the transactions contemplated hereby will not violate, conflict with or otherwise result in the breach of any of the terms and conditions of, result in a material modification of or constitute (or with notice or lapse of time or both would constitute) a default under, (i) any material instrument, contract or other agreement to which Investor is a party or by or to which it or any of its properties is bound or subject; or (ii) any law applicable to Investor or any of its properties or operations.

                       f. No consent, approval or authorization of, or declaration or filing with, any governmental authority or other person or entity is required on the part of Investor in connection with the execution, delivery and performance of this Agreement by it or the consummation by it of the transactions contemplated hereby.

                  2.2  COMPANY.    The  Company   represents  and   warrants  to
Investor that:

                       a. The Company is a corporation duly organized and existing and in good standing under the laws of the State of Delaware.

                       b. The Shares have been duly authorized and, when so issued, will be fully paid and non-assessable and free and clear of any lien, claim or right of any other person.

                       c. As of the date hereof, the authorized capital stock of Company consists of (x) 80,000,000 shares of common stock, of which (i) 40,000,000 shares are designated as Class A Common Stock, and (ii) 15,000,000 shares are designated as Class B Common Stock. There are 6,573,253 shares of Class A Common Stock and 1,005,811 shares of Class B Common Stock issued and outstanding, which are the only shares of capital stock of Company issued and outstanding on the date hereof. 600,000 shares of Common Stock have been reserved for issuance pursuant to Company's 2000 Stock Option Plan, as amended (the "2000 Stock Option Plan"), of which 498,897 shares of Common Stock are reserved for issuance under outstanding stock options under the 2000 Stock Option Plan. All of the issued and outstanding Common Stock has been issued and sold in conformity with the requirements of the Securities Act, and all other securities laws applicable to Company or the Investor.


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

                       d. The Company has all requisite power and authority and all necessary licenses, permits, franchises and other governmental authorizations necessary to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, except where the failure to do so would not have a material adverse effect on the business, assets, financial condition or results of operations of the Company and its subsidiaries taken as a whole.

                       e. This Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate and stockholder action of the Company. Neither this Agreement nor any of the transactions contemplated hereby conflicts with or violates (i) any provision of the Certificate of Incorporation or the By-laws of the Company; (ii) any agreement by which the Company, any subsidiary of the Company or any of its or their respective properties is bound in any manner that, individually or in the aggregate, would have a material adverse effect on the business, assets, financial condition or results of operations of the Company and its subsidiaries taken as a whole; (iii) any federal or state law, rule or regulation or judicial order; or (iv) any local law, rule or regulations in any manner that, individually or in the aggregate, would have material adverse effect on the business, assets, financial condition or results of operations of the Company and its subsidiaries taken as a whole. This Agreement is binding on the Company and enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, fraudulent transfer, preference and other laws and equitable principles affecting the scope and enforcement of creditors' rights generally and by the effects of judicial discretion on the availability of remedies and realization of benefits under and enforceability of this Agreement in all respects as written.

                       f. Other than a Form D and any applicable state securities filings, no consent, approval or authorization of, or filing, registration or qualification with, any governmental authority or any other person on the part of the Company is required in connection with the execution, delivery and performance of this Agreement or the issuance of the Shares pursuant to this Agreement.

                       g. If, prior to the occurrence of the transactions contemplated hereby, the Company combines its Common Stock by means of a reverse split, then the number of shares of Common Stock to be issued as a result of the transactions contemplated hereby shall be proportionately adjusted.

                  2.3 RESTRICTIONS ON TRANSFER.Investor agrees that (i) he will not offer, sell, pledge, hypothecate or otherwise dispose of the Common Stock unless such offer, sale, pledge, hypothecation or other disposition is (x) registered under the Securities Act , or (y) in compliance with an opinion of counsel to Investor, delivered to Company and reasonably acceptable to Company, to the effect that such offer, sale, pledge, hypothecation or other disposition thereof does not violate the Securities Act and (ii) the certificate(s) representing the Common Stock shall bear legends stating in substance:

      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR
      OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT OR, IN THE OPINION OF COUNSEL IN FORM AND


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      SUBSTANCE  SATISFACTORY TO THE ISSUER OF THESE SECURITIES,  SUCH OFFER,
      SALE OR TRANSFER, PLEDGE OR HYPOTHECATION DOES NOT VIOLATE THE PROVISIONS THEREOF OR UNLESS SOLD PURSUANT TO RULE 144 OF SAID ACT.

                  3. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. Any changes in or additions to this Agreement may be made only upon the written consent of all parties hereto.

                  4. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  5. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the state of New York without regard to any of its principles of conflicts of laws.

                  6. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                  7. FURTHER ASSURANCES. Each of the parties shall, at such party's expense, execute such documents and other papers and take such other further actions as may be reasonably required to carry out the provisions hereof and effectuate the transactions contemplated hereby.

                  8. SEVERABILITY Should any provision of this Agreement be found to be void, invalid or unenforceable by a court of competent jurisdiction, that finding shall only affect the provision(s) found to be void, invalid or unenforceable and shall not affect the remaining provisions of this Agreement.

                  9. PRONOUNS. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the persons or entities may require.

                            [Signature page follows]






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


                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Exchange Agreement as of the date first set forth above.


                                            ACCESS INTEGRATED TECHNOLOGIES, INC.

                                            By:
                                               ---------------------------------
                                                A. Dale Mayo
                                                President



                                            ------------------------------------
                                                Name:
                                                     ------------------

NUMBER OF SHARES OF COMMON STOCK TO BE ISSUED TO INVESTOR: __________, as calculated below.


Principal ($___________ ) plus accrued and unpaid interest of the existing Note as of March 24, 2004 ($____ ) / $3.57 = ___________ (no fractional shares)




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


                                    EXHIBIT A

                          REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT B

                               LOCK-UP PROVISIONS

                   The Investor is prohibited, until after May 10, 2005 or such lesser period as the Company may agree (the "Lock-Up Period"), from making any public sale or distribution of any Shares without the prior written consent of the Company; PROVIDED, HOWEVER, that in the event that Investor is the beneficial or record owner of (i) 20,000 Shares or more, beginning November 10, 2004, the Investor shall be permitted to make a public sale or distribution of up to 10,000 Shares during any three month period, or (i) less than 20,000 Shares, beginning November 10, 2004, the Investor shall be permitted to freely make a public sale or distribution of any or all of Investor's Shares.

                   The Investor further agrees to execute and deliver any agreement to such effect reasonably requested by the Company. The share numbers set forth above shall be subject to proportionate adjustment in the event of any stock splits, reclassifications or other such similar events.


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